COMTEX
News Network, Inc.
                                                       Release:  IMMEDIATE
                                                       For:  Comtex News Network
                                                       (Symbol:  CMTX)



Contact:          Amber Gordon
                  agordon@comtex.com
                  703-797-8011


         COMTEX REPORTS FISCAL 2006 AND FOURTH QUARTER FINANCIAL RESULTS


ALEXANDRIA, VA, September 28, 2006 - Comtex News Network, Inc. (OTC BB: CMTX), a leading provider of economically useful electronic real-time news, content and market alerts, today announced financial results for the fiscal year and fourth quarter ended June 30, 2006.

     For the year ended June 30, 2006, Comtex reported revenues of $7.7 million compared to $8.0 million for the fiscal year ended June 30, 2005. The decline in revenues is primarily the result of business consolidations among clients. For Fiscal 2006, Comtex had an operating loss of $(364,000) and a net loss of $(458,000), or $(0.03) per share, versus operating income of $826,000 and net income of $729,000, or $0.05 per share, in the previous year. The losses were primarily the result of the Company adopting the new accounting rule, SFAS 123R, and recording non-cash stock-based compensation expenses of approximately $772,000.

     For the quarter ended June 30, 2006, Comtex's revenues declined to $1.8 million from approximately $2 million. The Company posted a $(198,000) fourth quarter operating loss and a net loss of approximately $(212,000), or $(0.02) per share compared to operating income of $427,000 and net income of $431,000, or $0.03 per share, for the quarter ended June 30, 2005.

     For fiscal 2006, EBITDA (as defined and explained in the accompanying note to the table below), excluding the effects of stock-based compensation, was approximately $690,000 compared to $1.45 million for the previous fiscal year. For the fourth quarter of fiscal 2006, EBITDA was a negative $(142,000) compared to an EBITDA of $545,000 for the fourth quarter of 2005. The decreases are primarily the result of increased operating expenses in the current fiscal year, largely related to professional fees, partially offset by the receipt of local tax refunds in the prior fiscal year.

     "During fiscal 2006, Comtex has introduced innovative, exciting new financial market trend indicator products, while strengthening core product offerings for our long-term clients," stated Chip Brian, Comtex's President and COO. "We look forward to a national roll-out of Comtex SmarTrend(R) Alert and CSTA(R)Direct during the upcoming year - as well as continued expansion of relevant content to enhance all of our products," Mr. Brian concluded.


                                                                       More.....

Comtex Announces Fiscal 2006 Financial Results                           Page 2
September 28, 2006


About Comtex

Comtex (www.comtex.com) provides real-time news, SmarTrend(R) Alerts and economically useful information to businesses whose customers need more than just facts. Comtex customers receive select content from key sources which is further enhanced with stock tickers and an extended lexicon of relevant terms. With a specialization in the financial news and content marketplace, Comtex receives, enhances, combines and filters news and content received from national and international news bureaus, agencies and publications, and distributes more than one million total stories per day. Comtex's state-of-the-art technology delivers this relevant content and reliable service in real-time. Comtex (OTC
BB: CMTX) has offices in New York City and Alexandria, Virginia.

SmarTrend(R) and CSTA(R) are registered trademarks of Comtex News Network, Inc.


Please Note: Except for the historical information contained herein, this press release contains forward-looking statements within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. These forward-looking statements may be identified by reference to a future period by use of forward-looking terminology such as "anticipate," "expect," "could," "intend," "may" and other words of a similar nature. These statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated herein, including the occurrence of unanticipated events or circumstances relating to the fact that Comtex is in a highly competitive industry subject to rapid technological, product and price changes. Other factors include the possibility that demand for the Company's products may not occur or continue at sufficient levels, changing global economic and competitive conditions, technological risks and other risks and uncertainties, including those detailed in the Company's filings with the Securities and Exchange Commission. Comtex undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


FINANCIAL TABLE FOLLOWS


                                                                        More....

Comtex Announces Fiscal 2006 Financial Results                            Page 3
September 28, 2006



                            Comtex News Network, Inc.
                             Selected Financial Data
                (amounts in thousands, except per share amounts)

                                                   Years Ended                            Quarters
                                                     June 30                            Ended June 30
                                         ---------------------------------    ---------------------------------
                                                    (audited)                            (unaudited)
                                         ---------------------------------    ---------------------------------
                                                  2006            2005                  2006           2005
                                                  ----            ----                  ----           ----

Revenues                                     $  7,677          $  7,970             $  1,811        $  1,970
Operating (Loss) Income                          (364)              826                 (198)            427
Net (Loss) Income                            $   (458)         $    729             $   (212)       $    431
                                         ---------------------------------    ---------------------------------

Net Income (Loss) Per Share
     Basic                                   $  (0.03)         $   0.05             $  (0.02)       $   0.03
                                         ---------------------------------    ---------------------------------
     Diluted                                 $  (0.03)         $   0.05             $  (0.02)       $   0.03


Weighted Avg. # Shares:
     Basic                                      13,675           13,600               13,700         13,600
                                         ---------------------------------    ---------------------------------
     Diluted                                    13,675           14,678               13,700         14,646


Reconciliation to EBITDA:
 Net Income (Loss)                           $    (458)        $    729             $   (212)       $   431
Stock-based compensation                           772                -                   15              -
Depreciation & Amortization                        282              624                   41            119
Interest/Other Expense                              78               97                   14             (5)
Income Taxes                                        16                -                    -              -
                                          --------------- ----------------     ----------------- --------------
EBITDA                                       $     690         $  1,450             $   (142)        $  545
                                          --------------- ----------------     ----------------- --------------


Please Note: EBITDA consists of earnings before interest and other expense, interest and other income, income taxes, stock-based compensation, depreciation and amortization and impairment charges. EBITDA is not a term defined by generally accepted accounting principles, and as a result, our measure of EBITDA might not be comparable to similarly titled measures used by other companies. However, we believe that EBITDA is relevant and useful information, which is often reported and widely used by analysts, investors and other interested parties in our industry. Accordingly, we are disclosing this information to permit a more comprehensive analysis of our operating performance.


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